UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 14, 2023

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Settlement Agreement

On March 14, 2023, Mullen Automotive Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Qiantu Motor (Suzhou) Ltd. (“Qiantu Suzhou”), and Qiantu Motor USA, Inc. (“Qiantu USA” and together with the Company and Qiantu Suzhou, the “Parties” and each a “Party”). The Settlement Agreement was entered into in full settlement of all pending litigation brought by the Company against Qiantu Suzhou and the following arbitration proceedings among the Parties (collectively the “Legal Proceedings”). The Settlement Agreement obligates the Company to promptly file a motion to dismiss with prejudice the pending lawsuit filed against Qiantu Suzhou, and the Parties to promptly file a joint stipulation of dismissal of the arbitration proceeding. The Parties shall also release all claims against each other arising from or in connection with the matters and claims that were subject to the Legal Proceedings.

Pursuant to the Settlement Agreement, (1) the Parties should enter into an IP Agreement (as defined and described below) and (2) in connection with the settlement of the Legal Proceedings and for the privilege of entering into the IP Agreement, the Company paid $6,000,000 to Qiantu Suzhou and Qiantu USA.

Intellectual Property and Distribution Agreement

In connection with the execution of the Settlement Agreement, on March 14, 2023, the Company entered into an Intellectual Property and Distribution Agreement (the “IP Agreement”) with Qiantu Suzhou, and two of Qiantu Suzhou’s affiliates (herein “Qiantu”). Pursuant to the IP Agreement, Qiantu granted the Company the exclusive license to use certain of Qiantu’s trademarks and the exclusive right to assemble, manufacture, and sell the homologated vehicles based on the Qiantu K-50 model throughout North America (including Canada, Mexico, and the United States of America) and South America for a period of five (5) years, which period does not start until the Company has successfully homologated vehicles based on terms of the IP Agreement (the “Five Year Period”). During the Five Year Period, the Company is also obligated to purchase a certain number of vehicle kits every year from Qiantu. As consideration for the Company’s entry into the IP Agreement, (1) the Company issued to Qiantu USA warrants to purchase up to 75,000,000 shares of the Company’s common stock (the “Qiantu Warrants”) as described below; (2) the Company will pay Qiantu $2,000,000 for deliverable items under the IP Agreement; and (3) the Company shall pay Qiantu a royalty fee of $1,200 for each homologated vehicle sold in North America and South America during the term of the IP Agreement.

Qiantu Warrants

The Qiantu Warrants were issued upon execution of the IP Agreement and are exercisable at Qiantu USA’s discretion commencing at any time from September 30, 2023 up to and including September 30, 2024 at 110% of the market price of the Company’s common shares at the close of trading on the earlier of (a) when the Company completes its obligations to its Series D investors; or (b) June 15, 2023.

The foregoing descriptions of the Settlement Agreement, the IP Agreement and the Qiantu Warrants contained herein do not purport to be complete and are subject to, and qualified in their entirety by reference to the Settlement Agreement, the IP Agreement and the Qiantu Warrants, copies of which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated by reference herein. As described in Item 1.01, under the terms of the IP Agreement, the Company issued warrants to Qiantu USA, which issuances are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

On March 20, 2023, the Company issued a press release announcing the grant of an intellectual property and distribution right from Qiantu Motors and a program to launch Mullen GT and GTRS in North and South American markets. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: March 20, 2023	By:	/s/ David Michery
David Michery
Chief Executive Officer